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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest reported event): December 3, 2001



                                E-CENTIVES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                       000-31559              52-1988332
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
incorporation or organization)                               Identification No.)




                         6901 Rockledge Drive, 7th Floor
                            Bethesda, Maryland, 20817
                                 (240) 333-6100
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


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     Pursuant to Rule 12b-15 as promulgated by the Securities and Exchange
Commission under the Securities Act of 1934, as amended, e-centives, Inc. hereby amends, in their entirety, Item 2 and Exhibit 2.1 of its Current Report on Form 8-K which it filed with the Securities and Exchange Commission on December 18, 2001, to be as follows:

Item 2. Acquisition or Disposition of Assets.

     On December 3, 2001, e-centives, Inc. acquired certain assets of BrightStreet.com, Inc. and assumed various liabilities associated with the acquired assets. As part of the acquisition, BrightStreet granted e-centives an exclusive (subject to certain existing non-exclusive licenses previously granted by BrightStreet) and perpetual license and assignment under BrightStreet's patents pursuant to a patent assignment agreement.

     BrightStreet was incorporated in Delaware in 1999. BrightStreet provides technology and services for managing, creating, targeting, publishing and tracking coupons and promotional incentives. BrightStreet's system allows for the tracking of individual consumer response to offers for manufacturers, retailers, and websites. BrightStreet technology includes an operating system for powering promotions and promotion management tools.

     e-centives hired 17 BrightStreet employees in connection with the acquisition. The former BrightStreet employees are now based at e-centives' existing offices in Redwood City, California.

     e-centives paid BrightStreet $825,000 in cash at closing, in addition to cash advances of approximately the same amount made by e-centives prior to closing. e-centives also agreed to pay BrightStreet ongoing payments under the patent assignment agreement in an amount that could raise the total compensation to BrightStreet to $4,000,000. Finally, e-centives issued a warrant to purchase 500,000 shares of e-centives' common stock at an exercise price of $0.5696 per share, exercisable from June 3, 2002 until December 3, 2005, and a performance warrant to purchase up to 250,000 shares of e-centives' common stock at an exercise price of $2.44 per share, exercisable (in whole or in part) from June 4, 2003 until December 3, 2005 only upon achievement of certain performance targets associated with the operation of the BrightStreet assets.

     The foregoing description of the acquisition is qualified in its entirety by reference to the Amended and Restated Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements.

     The required financial statements will be filed as soon as practicable, but not later than 60 days after the date by which the original report on Form 8-K was filed.

(b) Pro forma financial information.


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     The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which the original report on Form 8-K was filed.

(c)  Exhibits.

The following document is filed as an exhibit to the report:

2.1 Amended and Restated Asset Purchase Agreement, dated December 26, 2001, between e-centives and BrightStreet.com, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        E-CENTIVES, INC.

                                        By: /s/ David Samuels
                                           -----------------------------------
                                            David Samuels
                                            Chief Financial Officer


                                        Date:  January 3, 2002